Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. PROVIDES PRELIMINARY UNAUDITED
2017 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

TREVOSE, PA – June 29, 2018 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”), a leading owner and operator of cemeteries and funeral homes, today provided preliminary and unaudited financial results for the 2017 fourth quarter and full year. The Partnership continues to work with its independent public accountants to complete the audit of its financial statements for the year ended December 31, 2017. As a result, the information herein is subject to change, and those changes could be material.

The Partnership remains committed to filing its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2017 (the “2017 10-K”) with the Securities and Exchange Commission (the “SEC”) as promptly as practicable, but does not anticipate that it will be able to do so by the date required under its revolving credit facility. The Partnership has communicated with its lenders that it will be seeking a waiver or other relief to extend the time for filing the 2017 Form 10-K and expects to seek a further extension of the time for filing its Report on Form 10-Q for the Fiscal Quarter Ended March 31, 2018.

Fourth Quarter and Full Year Financial Performance

•
Revenues for the 2017 fourth quarter were $85.3 million compared to $88.3 million in the prior year period. Full year revenues were $338.2 million compared to $326.2 million in the prior year. Revenues in both periods were impacted by increases in sales of merchandise and services, and an adjustment to the cancellation reserve, offset by lower investment income.

•
Cash from operations for the full year were $15.0 million compared to $22.8 million in the prior year period.  The decrease was primarily due to increased cash-spend in payables and other liabilities and a decrease in net income, excluding non-cash items. The decrease in net income, excluding non-cash items was due to an increase in professional fees and recruiting costs resulting from the delayed filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and various changes in our senior management.

•
Fourth quarter net loss was $45.4 million compared to $6.0 million in the prior year period and a loss of $75.2 million for the full year compared to $30.5 million in the prior year period. Losses during the three month and full year periods were driven primarily by a $45.6 million goodwill impairment in the fourth quarter related to our funeral home operations and $12.3 million in corporate overhead costs during the year primarily related to professional fees associated with the accounting review, executive turnover and litigation costs.

•	Merchandise trust value at December 31, 2017 was $515.5 million, an increase of $8.4 million over the $507.1 million reported at December 31, 2016.

•
Deferred revenue at December 31, 2017 reached $912.6 million, an increase of $46.0 million over the $866.6 million reported at December 31, 2016. The increase in deferred revenue was primarily due to increases in deferred contract revenues of $26.4 million and increases in merchandise trust revenue of $19.6 million.

Impairment of Goodwill
StoneMor conducts its evaluation of goodwill impairment on an annual basis and noted it has recorded a material, non-cash goodwill impairment charge of $45.6 million related to its funeral home operations. Consideration was given within the analysis of the funeral home operations reporting unit to the changes made during the year to the pre-need sales funding structure, changes in operating unit cost structure, erosion of market capitalization and achievability of the reporting unit's forecasted EBITDA margin relative to its historical operating performance. The Partnership calculated that the fair value of its funeral home operations reporting unit did not exceed its carrying value and accordingly, was required to record a loss on impairment for the full amount of reporting unit goodwill. The Partnership does not expect the impairment charge to have any impact on future operations or to affect its liquidity, cash flows from operating activities, or compliance with the financial covenants set forth in its credit facility.

Management Commentary

Leo Pound, StoneMor’s Interim Chief Executive Officer commented, “Our financial results for the fourth quarter and full year, while preliminary and unaudited, are consistent with the message we communicated in our third quarter financial report-- that the business is stabilizing. Obviously our goal is to be able to report improved financial performance, but we are at the end of year-one of a three-year turnaround process. We have not yet seen our ongoing restructuring efforts fully reflected in the financial results, although we are seeing some encouraging data points, such as a slight improvement in GAAP revenues, some growth in preneed cemetery billings, and an increase in the average value of our preneed contracts.

“Operating performance for 2018 should benefit from further improvement in sales, aided by price increases put in place during the fourth quarter of 2017, as well the reduction of non-recurring costs and other cost reductions we have undertaken in 2017 and will undertake during 2018. Our newly amended credit facility establishes a framework in which we can work to reduce leverage to levels that will allow us to grow the company again in measured steps. As reported in connection with the recent amendment of our credit facility, we were required to file the 2017 Form 10-K on or before June 30, 2018 and we are required to file our first quarter Form 10-Q no later than 60 days after the filing, and our Form 10-Q for the quarter ending June 30, 2018 no later than 105 days after the same filing. We are talking with our lenders to obtain additional extensions of the deadline for filing the 2017 Form 10-K and our first quarter Form 10-Q. As suggested by the amendment that allows us to deliver our second quarter financial statements to our lenders within 105 days after we file our 10-K, we do not expect to file our second quarter Form 10-Q by the SEC filing deadline of August 9, 2018. We have more work to do, but we believe we've made important progress.”

OPERATING HIGHLIGHTS

Cemetery Operations

•
Cemetery revenues in the fourth quarter were $70.9 million, a decrease of $2.1 million over the prior year period. Full year revenues were $276.7 million, an increase of $11.0 million over the prior year period.

•
Cemetery operating income in the fourth quarter was $7.6 million compared to $10.3 million in the prior year period. Full year operating income was $33.8 million, which is consistent with the prior year period.

•
Preneed cemetery contracts written during the fourth quarter were 10,960 compared to 10,700 in the prior year period. Full year contracts written were 44,894 compared to 47,443 in prior year period. The decline in preneed contracts were due primarily to promotions run in the third quarter of 2016 that were not repeated in 2017.

•
At-need cemetery contracts sold during the fourth quarter were 14,317 compared to 15,059 in the prior year period. Full year at-need contracts were 59,387 in 2017, compared to 59,785 in the prior year.

Funeral Home Operations

•
Funeral home revenues in the fourth quarter were $14.4 million, a decrease of $0.9 million over the prior year period. Full year funeral home revenues were $61.5 million, a $1.0 million increase over the prior year period.

•
Funeral home operating income was $1.3 million for the fourth quarter compared to $1.5 million in the prior year periods. Full year operating income was $8.6 million, a $4.7 million increase over the prior year period.

•	Funeral calls in the fourth quarter were 4,054, a decrease of 195 from the prior year period. Full year funeral calls were 16,298, a decrease of 700 from the prior year period.

CORPORATE EXPENSES, LIQUIDITY AND CAPITAL STRUCTURE

•
Corporate overhead expenses for 2017 were $52.0 million compared to $39.6 million in the prior year. The increase was largely to an increase in professional fees arising from the delayed filing of our 2016 Form 10-K, higher litigation costs and compensation related expenses arising from various changes in our senior management.

•
Interest expense was $27.3 million in 2017 compared to $24.5 million in the prior year. This increase in interest expense was principally due to a higher weighted average balance outstanding and a higher weighted average interest rate under the credit facilities during the current year compared to the prior year.

•	As of December 31, 2017, the Partnership had $6.8 million of cash and cash equivalents and $318.7 million of total debt, including $153.4 million outstanding under its revolving credit facility.

INFORMATION REGARDING PRELIMINARY UNAUDITED INFORMATION
The financial results presented in this release are preliminary and unaudited, and these results are subject to change upon completion of the Partnership’s Form 10-K for the period ending December 31, 2017, including the effects of any subsequent events and the audit by StoneMor’s independent registered public accounting firm of the Partnership’s 2017 consolidated financial statements. These preliminary unaudited results include calculations and projections that have been prepared by StoneMor’s management, and there can be no assurance that StoneMor’s actual financial results will not materially differ from the preliminary unaudited financial data presented herein. In addition, the preliminary unaudited financial data presented here should not be viewed as a substitute for the full financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which will be filed with the SEC at a later date. Please see the “Cautionary Note Regarding Forward-Looking Statements” section of this press release for further information.
About StoneMor Partners L.P.
StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 322 cemeteries and 93 funeral homes in 27 states and Puerto Rico.
StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release including, but not limited to, information regarding 2018 operating performance, the Partnership’s expectations regarding the impact of the goodwill impairment, efforts to obtain waivers or other relief from the Partnership’s lenders and the expected timing of filings, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to StoneMor’s intent to maintain or increase its distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the consequences of the Partnership’s delinquent filing of its 2017 Form 10-K and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 (the “First Quarter 10-Q”) and the anticipated delinquent filing of its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2018 (the “Second Quarter 10-Q” and, collectively with the 2017 Form 10-K and the First Quarter 10-Q, the “Delinquent Reports”), including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership remains delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the existence of a default under the Partnership’s amended credit facility when the 2017 10-K is not timely filed and the potential for an additional default if either the First Quarter 10-Q or the Second Quarter 10-Q is not filed within specified periods or the indenture governing its senior notes if the Partnership fails to the Delinquent Reports within 120 days after notice from the trustee under the indenture; the Partnership’s ability to obtain relief from its lenders under its amended credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvements, including improving sales productivity and reversing negative trends in costs of goods sold, certain expenses, cemetery billings and investment income from trusts, strong cash flows, further deleveraging and liquidity enhancement; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.
When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

STONEMOR PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$6,821	$12,570
Accounts receivable, net of allowance	79,116	77,253
Prepaid expenses	4,580	5,532
Assets held for sale	1,016	—
Other current assets	21,453	23,466
Total current assets	112,986	118,821

Long-term accounts receivable, net of allowance	105,935	98,886
Cemetery property	333,404	337,315
Property and equipment, net of accumulated depreciation	114,090	118,281
Merchandise trusts, restricted, at fair value	515,456	507,079
Perpetual care trusts, restricted, at fair value	339,928	333,780
Deferred selling and obtaining costs	126,398	116,890
Deferred tax assets	84	64
Goodwill	24,862	70,436
Intangible assets	63,244	65,438
Other assets	19,695	20,023
Total assets	$1,756,082	$1,787,013

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$43,023	$35,547
Accrued interest	1,781	1,571
Current portion, long-term debt	1,002	1,775
Total current liabilities	45,806	38,893

Long-term debt, net of deferred financing costs	317,693	300,351
Deferred revenues	912,626	866,633
Deferred tax liabilities	9,638	20,058
Perpetual care trust corpus	339,928	333,780
Other long-term liabilities	38,695	36,944
Total liabilities	1,664,386	1,596,659
Commitments and contingencies
Partners’ capital (deficit):
General partner interest	(2,959)	(1,914)
Common limited partners’ interest	94,655	192,268
Total partners’ capital	91,696	190,354
Total liabilities and partners’ capital	$1,756,082	$1,787,013

STONEMOR PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per unit data)

	Years Ended December 31,
	2017	2016	2015
Revenues:
Cemetery:
Merchandise	$159,546	$150,439	$143,543
Services	62,435	57,781	59,935
Investment and other	54,715	57,506	58,769
Funeral home:
Merchandise	27,767	27,625	27,024
Services	33,764	32,879	31,048
Total revenues	338,227	326,230	320,319

Costs and Expenses:
Cost of goods sold	51,899	45,577	50,870
Cemetery expense	76,857	72,736	71,296
Selling expense	66,083	67,267	59,569
General and administrative expense	39,111	37,749	37,451
Corporate overhead	51,964	39,618	38,609
Depreciation and amortization	13,183	12,899	12,803
Funeral home expenses:
Merchandise	7,131	8,193	6,928
Services	22,929	24,772	22,969
Other	19,743	20,305	17,806
Total costs and expenses	348,900	329,116	318,301

Gain on acquisitions and divestitures	858	2,614	1,540
Legal settlement	—	—	(3,135)
Loss on early extinguishment of debt	—	(1,234)	—
Loss on goodwill impairment	(45,574)	—	—
Other losses, net	(2,045)	(2,900)	(296)
Interest expense	(27,345)	(24,488)	(22,585)
Loss from continuing operations before income taxes	(84,779)	(28,894)	(22,458)
Income tax benefit (expense)	9,621	(1,589)	(933)
Net loss	$(75,158)	$(30,483)	$(23,391)
General partner’s interest	$(782)	$2,016	$3,607
Limited partners’ interest	$(74,376)	$(32,499)	$(26,998)
Net loss per limited partner unit (basic and diluted)	$(1.96)	$(0.94)	$(0.89)
Weighted average number of limited partners’ units outstanding (basic and diluted)	37,948	34,602	30,472

STONEMOR PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Years Ended December 31,
	2017	2016	2015
Cash Flows From Operating Activities:
Net loss	$(75,158)	$(30,483)	$(23,391)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	10,525	9,581	13,103
Depreciation and amortization	13,183	12,899	12,803
Provision for cancellations	6,244	10,681	9,430
Non-cash compensation expense	1,045	1,147	1,516
Non-cash interest expense	4,479	4,430	2,949
Gain on acquisitions and divestitures	(858)	(2,614)	(1,540)
Loss on early extinguishment of debt	—	1,234	—
Loss on goodwill impairment	45,574	—	—
Other losses, net	1,843	1,947	296
Changes in assets and liabilities:
Accounts receivable, net of allowance	(17,074)	(22,816)	(18,303)
Merchandise trust fund	46,695	(17,101)	(44,640)
Other assets	1,410	(562)	(4,216)
Deferred selling and obtaining costs	(9,508)	(10,775)	(13,052)
Deferred revenues	(9,049)	54,135	66,673
Deferred taxes, net	(10,439)	743	(18)
Payables and other liabilities	6,064	10,321	2,452
Net cash provided by operating activities	14,976	22,767	4,062
Cash Flows From Investing Activities:
Cash paid for capital expenditures	(10,789)	(11,382)	(15,339)
Cash paid for acquisitions	—	(10,550)	(18,800)
Proceeds from divestitures	1,241	—	—
Proceeds from asset sales	627	2,803	—
Net cash used in investing activities	(8,921)	(19,129)	(34,139)
Cash Flows From Financing Activities:
Cash distributions	(24,545)	(79,164)	(77,512)
Proceeds from borrowings	103,292	229,595	148,295
Repayments of debt	(88,951)	(243,984)	(111,034)
Proceeds from issuance of common units, net of costs	—	94,314	75,156
Cost of financing activities	(1,600)	(6,982)	(76)
Net cash provided by (used in) financing activities	(11,804)	(6,221)	34,829
Net increase (decrease) in cash and cash equivalents	(5,749)	(2,583)	4,752
Cash and cash equivalents—Beginning of period	12,570	15,153	10,401
Cash and cash equivalents—End of period	$6,821	$12,570	$15,153
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$22,901	$20,124	$19,352
Cash paid during the period for income taxes	$2,756	$2,875	$4,294
Non-cash investing and financing activities:
Acquisition of assets by financing	$2,705	$3,829	$874
Acquisition of assets by assumption of directly related liability	$—	$—	$876
Classification of assets as held for sale	$1,016	$—	$—